Exhibit 10.8.26

AMENDED AND RESTATED

UNSECURED SUBORDINATED NOTE

$2,000,000	May 17, 2002
Walnut Creek, California

1.             Promise to Pay.    This Amended and Restated Unsecured Subordinated Note (this “Note”), is the promise of WESTAFF (USA), INC., a California corporation (“Payor”) to pay to W. Robert Stover, and his successors and assigns (“Holder”), the principal amount and all interest accrued upon the loan (the “Loan”), made f by Holder to the undersigned, the principal amount of TWO MILLION DOLLARS (US$2,000,000) (the “Principal Amount”).  Upon the terms and conditions hereof, Payor hereby unconditionally promises to pay to the order of Holder at such address as Holder shall hereinafter designate to Payor in writing, in lawful money of the United States of America and in immediately available funds, the Principal Amount and to pay interest on the outstanding principal balance of the Loan as computed in the manner set forth in Section 3 below.  All capitalized terms herein shall have the meanings as provided herein (including Section 13 below), and if not defined herein, shall have the respective meanings as defined in Annex A of that certain Multicurrency Credit Agreement dated on or about the date hereof by and among Westaff (USA), Inc., Westaff (U.K.) Limited, Westaff Support, Inc., Westaff (CA), Inc., and Westaff Limited Partnership, as Borrowers, Westaff, Inc., as Guarantor, General Electric Capital Corporation, as Agent, and the Lenders signatory thereto (as amended, supplemented, replaced, refinanced or otherwise modified from time to time, “Credit Agreement”).

This Note is an amendment and restatement of that certain Unsecured Subordinated Note, dated April 1,  2002, by the Payor in favor of the Holder, in the maximum principal amount of $2,000,000 (the “Prior Note”).  This Note amends, restates and replaces in full the Prior Note, which shall be returned by the Holder to the Payor and marked “cancelled.”

2.             Maturity; Conversion Rights.

(a)           Subject to Section 4 hereof, the Principal Amount of the Loan made under this Note, plus all accrued and unpaid interest thereon, shall be due and payable on August 18, 2007 (the “Maturity Date”).  Subject to the provisions of Section 4(c), Payor may prepay all or any portion of this Note at any time without penalty.  All payments to Holder shall be accompanied by a certificate from an officer of Payor certifying that Payor is not prohibited from making payments under Section 4(c) hereof.  All payments received from Payor hereunder shall be applied first, to the payment of any unpaid interest under this Note, and second, to reduce the principal balance hereunder.

(b)           If, during the term of this Note, Westaff, Inc., a Delaware corporation and parent corporation of Payor, offers subscription rights to its stockholders to purchase additional shares of its common stock, then Holder shall have the option to convert, within 10 calendar days of the commencement of the offer and upon written notice to Westaff, Inc. and Payor, the outstanding balance due hereunder into such subscription rights on a dollar-for-dollar basis (the “Conversion Rights”).  The Conversion Rights are not subject to the terms of subordination set forth in Section 4 below.

3.             Interest Rate.  Payor shall pay interest to Holder on the outstanding and unpaid principal amount of the Loan at the rate (the “Interest Rate”) equal to the US Index Rate (as calculated under the Credit Agreement) plus seven percent (7%), calculated on the basis of a year of 365 days for the actual number of days elapsed and compounded monthly, provided, however, that in no event shall the Interest Rate exceed the maximum rate permitted by law.  Interest accruing on the principal amount of the Loan shall be paid by Payor to Holder 60 calendar days after the end of each Fiscal Quarter (subject to the Section 4(c) hereof).  For the purposes of this Note, “Fiscal Quarter” means any of the quarterly accounting periods of Payor, the first three of which comprise 12 weeks and the fourth of which comprises 16 or 17 weeks.

4.             Subordination.

(a)           Payor and Holder agree that all payments under this Note are and shall be subordinate, to the extent and in the manner hereinafter set forth, in right of payment to the prior cash payment in full of all of Payor’s payment obligations now or hereafter existing in respect of any Senior Debt (as defined in Section 13 below), whether for principal, interest, fees, expenses or otherwise (such payment obligations being the “Senior Obligations”).

(b)           Senior Debt Holders (as defined in Section 13 below) will be entitled to receive payment in full of all Senior Obligations due in respect of Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt, without regard to whether or not such interest is an allowed claim, but except for any contingent indemnity obligation) before Holder will be entitled to receive any payment with respect to this Note, in the event of any distribution to creditors of Payor:  (i) in a liquidation or dissolution of Payor; (ii) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Payor or its property; (iii) in an assignment for the benefit of creditors; or (iv) in any marshaling of Payor’s assets and liabilities.

(c)           Payor may make principal and interest payments under this Note when due, without acceleration, except, as long as any Senior Obligations are outstanding, Payor may not make any principal or interest payment in respect of this Note in the event of any of the following:

(i)            in the event any default in the payment of principal of, interest or premium, if any, on any Senior Debt occurs and is continuing under the agreement, indenture or other document governing such Senior Debt (a “Payment Default”), or

(ii)           in the event (A) any default (other than a Payment Default) occurs and is continuing with respect to any Senior Debt which, with the giving of notice or the passage of time, would permit the Agent or the Senior Debt Holders to accelerate the maturity of the Senior Debt; or (B) after giving effect to the payment to be made in respect of this Note, a default would exist that, with the giving of notice or the passage of time, would  permit the Agent or the Senior Debt Holders to accelerate the maturity of the Senior Debt; or (C) after giving effect to the proposed payment hereunder, the Borrowers under the Credit Agreement shall have an aggregate Borrowing Availability (as defined in the Credit Agreement) of the US Dollar Equivalent  (as defined in the Credit Agreement) of less than the greater of (y) fifteen percent (15%) of the Aggregate Borrowing Base (as defined in the Credit Agreement) or (y) $5,000,000, and in each instance under Clauses (A), (B) and (C) hereof, any Senior Debt Holder shall have delivered to Payor and Holder at the addresses set forth in Section 8 below notice of such default or condition (a “Payment Blockage Notice”) from any Senior Debt Holder.

(d)           Payments on this Note may and shall be resumed (i) in the case of a Payment Default, or (ii) in the case Payor and Holder receive a Payment Blockage Notice, upon the date on which such Payment Default or the default  or condition described in the Payment Blockage Notice is cured or waived.

(e)           In the event that Holder receives any payment with respect to this Note at a time when such payment is prohibited by Section 4(c) hereof, such payment (the “Unpermitted Payment”) shall be held by Holder, in trust for the benefit of the Senior Debt Holders.  Upon written request of the Agent, Holder shall deliver the Unpermitted Payment in trust to the Agent to be applied to the Senior Obligations.

(f)            Intentionally Left Blank.

(g)           This Section 4 defines the relative rights of Holder and Senior Debt Holders.  Nothing in this Note shall:

(i)            impair, as between Payor and Holder, the obligation of Payor, which is absolute and unconditional, to pay principal of and interest on this Note in accordance with its terms;

(ii)           affect the relative rights of Holder and creditors of Payor other than their rights in relation to Senior Debt Holders; and

(iii)          if Payor fails because of this Section 4 to pay principal of or interest on this Note on the due date, the failure is still a default hereunder.

(h)           No right of any Senior Debt Holder to enforce the subordination of the indebtedness evidenced by this Note shall be impaired by any act or failure to act by Payor or Holder or by the failure of Payor or Holder to comply with the terms of this Note.

(i)            Upon any payment or distribution of assets of Payor referred to in Section 4(a), Holder shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of a representative or of the liquidating trustee or agent or other Person making any distribution to Holder of this Note for the purpose of ascertaining the Persons entitled to participate in such distribution, the Senior Debt Holders and other indebtedness of Payor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 4.

(j)            For the purposes of this Note, the Senior Obligations shall not be deemed to have been paid in full unless the Senior Debt Holders shall have received cash payment in full of all Senior Obligations (whether matured or unmatured), with the exception of contingent indemnity obligations and all commitments to extend further financial accommodations under the Credit Agreement shall have terminated.

(k)           Holder (i) will not take, sue for, or demand from Payor payment of all or any portion of this Note (with the exception of a demand for a regularly scheduled interest payment for which payment is permitted under Section 4(c)); (ii) will not commence, or join with any creditor other than the Senior Debt Holders in commencing, directly or indirectly, or cause Payor to commence, or assist Payor in commencing, any proceeding referred to in Section 4(a); and (iii) will not initiate, prosecute or participate in any claim, action or other proceeding challenging the enforceability, validity, perfection or priority of the Senior Debt or any lien or security interest granted to secure the Senior Debt..

(l)            Holder undertakes to execute, verify, deliver and file any proofs of claim that the Senior Debt Holders may at any time require to prove and realize upon any rights or claims pertaining to this Note and to effectuate the full benefit of the subordination contained herein; and upon failure of Holder so to do, the Senior Debt Holders shall be deemed to be irrevocably appointed the agent and attorney-in-fact of Holder to execute, verify, deliver and file any such proofs of claim; provided, that neither the Agent nor any Senior Debt Holder shall have any obligation to execute, verify, deliver or file such proof of claim.

(m)          No right of the Senior Debt Holders to enforce subordination as herein provided shall at any time or in any way be affected or impaired by any failure to act on the part of Payor or the Senior Debt Holders, or by any noncompliance by Payor with any of the terms and provisions of this Note, regardless of any knowledge thereof that the Senior Debt Holders may have or be otherwise charged with.

5.             Subrogation.  Subject to the payment in full of all the Senior Debt (other than contingent indemnity obligations) and termination of all commitments to extend further financial accommodations under the Credit Agreement and until this Note shall be paid in full, Holder shall be subrogated to the rights of the Senior Debt Holders (to the extent of payments or distributions previously made to such Senior Debt Holders pursuant to the provisions of Section 4 above) to receive payments or distributions of assets of Payor applicable to the Senior Debt.  No such payments or distributions applicable to the Senior Debt shall, as between Payor and its creditors, other than the Senior Debt Holders and Holder, be deemed to be a payment by Payor to or on account of this Note; and for the purposes of such subrogation, no payments or distributions to the Senior Debt Holders to which Holder would be entitled except for the provisions of this Section 5 shall, as between Payor and its creditors, other than the Senior Debt Holders and Holder, be deemed to be a payment by Payor to or on account of the Senior Debt.  If all or any part of any payment to the Senior Debt Holders is recovered from or required to be repaid by any Senior Debt Holder, then this Agreement shall be reinstated and any payment or distribution to Holder at any time thereafter, whether pursuant to the right of subrogation or otherwise, shall be deemed to have been received in trust for the Senior Debt Holders and promptly paid to the Agent to be applied to the Senior Debt.

6.             Usury Savings Provision.  Under no circumstances (and notwithstanding any other provisions of this Note) shall the interest charged, collected, or contracted for on this Note exceed the maximum rate permitted by law.  If any part of this Note cannot be enforced, this fact will not affect the rest of this Note.

7.             Reimbursement of Expenses.  If Holder incurs any out-of-pocket expenses (including, without limitation, the fees and expenses of Holder’s attorneys) in connection with the placement of this Note in the hands of its attorneys for collection, or if this Note is collected through any legal proceedings at law or in equity or in bankruptcy, receivership or other court proceedings, then Payor shall pay to Holder, on demand, all reasonable costs and expenses of collection, including, but not limited to, court costs and reasonable attorneys’ fees.

8.             Notices. Any confirmation, notice or any other communication provided for hereunder shall be in writing or by a telecommunications device capable of creating a written record, and shall be effective (a) upon personal delivery thereof, including without limitation, by overnight mail and courier service or the United States mail, certified or registered, postage prepaid, return receipt requested, or (b) in the case of notice by such telecommunications device, when properly transmitted and confirmed by telephone, addressed to the party to be noticed as follows:

If to Payor at:

Westaff (USA), Inc.

P.O. Box 9280

Walnut Creek, CA  94598

Attention:  Treasurer

Telecopier No.: 925-930-5361

Telephone No.: 925-952-2502

with copies to:

Westaff (USA), Inc.

P.O. Box 9280

Walnut Creek, CA  94598

Attention:  Chief Financial Officer

Telecopier No.: 925-934-5489

Telephone No.: 925-256-1518

Westaff (USA), Inc.

P.O. Box 9280

Walnut Creek, CA  94598

Attention: Legal Department

Telecopier No.: 925-937-0593

Telephone No.: 925-930-5349

If to Holder at:

Mr.  W. Robert Stover

c/o Westaff (USA), Inc.

P.O. Box 9280

Walnut Creek, CA  94598

or to such other address as either party may hereafter designate for itself by written notice to the other party in the manner herein prescribed.

9.             Binding Nature; Assignment.  This Note and all of the provisions hereof shall be binding upon and inure to the benefit of Payor and Holder and their respective successors and permitted assigns, but neither this Note nor any of the rights, interests or obligations hereunder shall be assigned or transferred by Payor without the prior written consent of Holder.

10.           Amendments and Waivers.

(a)           The Senior Debt and any Senior Obligations may be amended, modified, increased, waived or extended, without notice to or consent of Holder, and such amendment, modification, increase, waiver or extension shall not change or modify the subordinated nature of this Note or Holder’s or Payor’s obligations under Section 4 hereof.

(b)           Except as otherwise expressly provided herein, this Note may not be amended or modified except by written instruments signed by the Agent, Payor and Holder.  Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which it is given.  Holder may delay or forego the enforcement of any of its rights or remedies under this Note or any other document evidencing or securing this Note without losing them.  Payor and any other Person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for performance, notice of non-performance, protest, notice of protest, notice of dishonor, notice of default, or any other notice whatsoever.  Upon any change in the terms of this Note in compliance with this Section 10 and unless otherwise expressly stated in writing, no party who signs this Note, whether as Payor, guarantor, accommodation Payor or endorser, shall be released from liability.

11.           Applicable Law.    THIS NOTE SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF CALIFORNIA WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAWS, PRINCIPLE OR RULE THAT MIGHT REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

12.           Waiver of Jury Trial.  EACH OF THE PARTIES HERETO WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS NOTE, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE.  EACH PARTY HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY.  WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS SUBORDINATION AGREEMENT OR ANY PROVISION HEREOF.  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SUBORDINATION AGREEMENT.

13.           Definitions.

(a)           For the purposes of this Note, the terms below shall have the following meanings:

“Agent” means General Electric Capital Corporation, as agent for the Lenders under the Credit Agreement, and its successors and assigns.

“Lenders” means each of the financial institutions party to the Credit Agreement.

“Credit Agreement” has the meaning set forth in the introductory paragraph hereto.

“Senior Debt Holders” means the Agent and the Lenders under the Credit Agreement and their respective successors, participants and assigns, as permitted under the Credit Agreement.

“Senior Debt” means all indebtedness and obligations now or hereafter existing or owed by Payor to the Senior Debt Holders pursuant to the Credit Agreement  or any instruments or other documents executed by Payor with or in favor of the Senior

Debt Holders in connection therewith, as such agreements may be amended, supplemented, replaced, refinanced or otherwise modified from time to time, and whether for principal, premium, interest, fees, expenses, indemnities or otherwise.

(b)           The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(c)           by Unless otherwise expressly provided herein, references to agreements (including this Note) and other contractual instruments shall be deemed to include all subsequent amendments. amendment and restatements and other modifications thereto.

(d)           The words “hereof,” “hereto,” “herein,” “hereunder” and similar words refer to this Note as a whole and not to any particular provision of this Note; and Section and clause references are to this Note unless otherwise specified.

(e)           The captions and headings of this Note are for convenience of reference only and shall not affect the interpretation of this Note.

[Signature Page to Follow]

IN WITNESS WHEREOF, Payor has caused this Note to be duly executed by its officer hereunto authorized as of the date first above written.

WESTAFF (USA), INC., a California corporation:

By:	/s/ Dirk A. Sodestrom
Name:	Dirk A. Sodestrom
Title:	Senior Vice President and Chief Financial Officer

The undersigned hereby acknowledges and consents to the terms and conditions of the above Unsecured Subordinated Note:

/s/ W. Robert Stover
W. Robert Stover, an individual